EXHIBIT 21
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                                      PARENTS AND SUBSIDIARIES                            EXHIBIT 21

(A)  Reynolds Metals Company has no parents.

(B)  Set forth below is a list of certain of the subsidiaries and associated companies of Reynolds
     Metals Company:

                                                                                      Place of
                                                                                  Incorporation Or
                                                                                    Organization
*  Aluminio Reynolds de Venezuela, S. A.                                           Venezuela
   Aluminium Oxid Stade Gesellschaft mit beschrankter Haftung                      Germany
*  Canadian Reynolds Metals Company, Limited - Societe Canadienne
       de Metaux Reynolds, Limitee                                                 Quebec
*  El Campo Aluminum Company                                                       Delaware
   Hamburger Aluminium-Werk Gesellschaft mit beschrankter Haftung                  Germany
*  Industria Navarra del Aluminio, S. A.                                           Spain
*  Latas de Aluminio Reynolds, Inc.                                                Delaware
   Latas de Aluminio, S. A.                                                        Brazil
   Manicouagan Power Company - La Compagnie Hydroelectrique Manicouagan            Quebec
*  Mt. Vernon Plastics Corporation                                                 Delaware
   Pechiney Reynolds Quebec, Inc.                                                  Nebraska
*  Presidential Development Corporation                                            New York
*  RB Sales Company, Ltd.                                                          Delaware
*  Reynolds Aluminium Deutschland, Inc.                                            Delaware
*  Reynolds Aluminium Deutschland Internationale Vertriebsgesellschaft mbH         Germany
*  Reynolds Aluminium France                                                       France
*  Reynolds Aluminium Holland B. V.                                                The Netherlands
*  Reynolds Australia Alumina, Ltd.                                                Delaware
*  Reynolds Australian Gold Operations, Ltd.                                       Australia
*  Reynolds Becancour, Inc.                                                        Delaware
*  Reynolds Consumer Europe, S. A.\N.V.                                            Belgium
*  Reynolds Consumer Products, Inc.                                                Delaware
*  Reynolds (Europe) Limited                                                       Delaware
*  Reynolds International Holdings, Inc.                                           Delaware
*  Reynolds International, Inc.                                                    Delaware
*  Reynolds International (Panama) Inc.                                            Panama
*  Reynolds Italy Holding, S.p.A.                                                  Italy
*  Reynolds Wheels-Holding S.p.A.                                                  Italy
*  Reywest Development Corporation                                                 Arizona
*  RMC Holdings, Inc.                                                              Delaware
*  RMC Properties, Ltd.                                                            Delaware
*  RMC Texas, Inc.                                                                 Delaware
*  Reynolds Metals Development Company                                             Delaware
*  Reynolds Metals European Capital Corporation                                    Delaware
*  Reynolds Metals Foreign Sales Corporation                                       Barbados
*  Saint George Insurance Company                                                  Vermont
*  Southeast Vinyl Company                                                         Delaware
*  Southern Graphic Systems, Inc.                                                  Kentucky
*  Southern Reclamation Company, Inc.                                              Alabama

   The names of a number of subsidiaries and associated companies have been omitted because considered in the aggregate they would not constitute a significant subsidiary.

*  Consolidated subsidiaries

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